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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

1. Tenthgate, Inc. (formerly known as Power 3 Medical, Inc.), a Nevada corporation.

2.   Ice Therapies, Inc., a Florida corporation.